EXHIBIT 15



June 11, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:      C&D TECHNOLOGIES, INC. and Subsidiaries
         Registration on Forms S-8 (registration No. 33-31978,
         No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891,
         and No. 333-59177) and on Form S-3 (registration No. 333-38893)


We are aware that our report dated May 27, 1999 on our review of interim financial information of C&D TECHNOLOGIES, INC. and Subsidiaries (the "Company") for the period ended April 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of C&D TECHNOLOGIES, INC. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No.
333-38891, and No. 333-59177) and on Form S-3 (Registration No. 333-38893).


Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP